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                                                                  EXHIBIT (a)(4)

                                BRIGHTPOINT, INC.
                            OFFER TO EXCHANGE OPTIONS

                              NOTICE OF WITHDRAWAL
                                 FROM THE OFFER

         The undersigned previously received a copy of the Offer to Exchange together with (i) the Memorandum from Robert J. Laikin dated August 31 2001;
(ii) a Letter of Transmittal; and (iii) an Agreement to Grant Options. The undersigned completed, signed and returned the Letter of Transmittal, in which he or she elected to accept Brightpoint, Inc.'s ("Brightpoint") offer to exchange (the "Offer") some of or all of the undersigned's eligible Options. The undersigned now wishes to change that election and reject Brightpoint's Offer to exchange his or her Options. The undersigned understands that by signing this Notice of Withdrawal and delivering it to Phillip A. Bounsall, Executive Vice President, Chief Financial Officer and Treasurer of Brightpoint by the Expiration Date which is 5:00 p.m. Indianapolis time on October 5, 2001, unless the Offer is extended, in which case this Notice of Withdrawal must be received by Mr. Bounsall at Brighpoint on or prior to such extended Expiration Date, the undersigned will be able to withdraw his or her acceptance of the Offer and instead reject the Offer to exchange his or her Options. The undersigned has read and understands all the terms and conditions of the Offer to Exchange. The undersigned has read and understands the instructions attached to this Notice of Withdrawal.

         The undersigned understands that in order to withdraw his or her acceptance of the Offer, the undersigned must complete, sign and date this Notice of Withdrawal and deliver it to Phillip A. Bounsall by hand delivery or by mail to Mr. Bounsall at Brightpoint, 6402 Corporate Drive, Indianapolis, Indiana 46278, by the Expiration Date.

         The undersigned understands that by withdrawing his or her acceptance of the Offer to exchange his or her Options, the undersigned will not receive any Cash Payment or any New Options on the Replacement Grant Date pursuant to the Offer and he or she will keep the old Options that he or she has. These Options will continue to be governed by the stock option plan under which they were granted and by the existing option agreement or agreements between Brightpoint and the undersigned.

         The undersigned understands that by timely submitting this Notice of Withdrawal, the undersigned will be withdrawing all previously tendered Options from the election to exchange. The undersigned understands that he or she may subsequently change this election, and once again accept the Offer to exchange Options, by submitting a new Letter of Transmittal to Mr. Bounsall by hand delivery or by mail to Mr. Bounsall at Brightpoint at 6402 Corporate Drive, Indianapolis, Indiana 46278 by the Expiration Date.

         All capital terms used herein and not defined herein, shall have the meaning ascribed to them in the Offer to Exchange.

         The undersigned has signed this Notice of Withdrawal and printed his or her name exactly as it appears on the Letter of Transmittal.



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         The undersigned does not accept the Offer to exchange any his or her
Options.

---------------------------------     ------------------------------------------
Signature (optionholder)              Social Security #, Social Insurance # etc.


---------------------------------     ------------------------------------------
Name (Please Print)                   Date and Time


RETURN TO PHILLIP A. BOUNSALL BY HAND DELIVERY OR BY MAIL TO MR. BOUNSALL AT BRIGHTPOINT, 6402 CORPORATE DRIVE, INDIANAPOLIS, INDIANA 46278, NO LATER THAN THE EXPIRATION DATE.

IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE OF WITHDRAWAL.

             INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL FROM THE OFFER
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


1.       Delivery of Notice of Withdrawal from the Offer.

         A properly completed and executed Notice of Withdrawal (or a facsimile of it), and any other documents required by this Notice of Withdrawal, must be received by Phillip A. Bounsall, Executive Vice President, Chief Financial Officer and Treasurer of Brightpoint either by mail or by hand delivery at 6402 Corporate Drive, Indianapolis, Indiana 46278 on or before the Expiration Date.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY BRIGHTPOINT. YOU MAY HAND DELIVER OR MAIL YOUR NOTICE OF WITHDRAWAL TO MR. BOUNSALL AT BRIGHTPOINT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice of Withdrawal you have withdrawn all of your tendered Options from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. Tenders of Options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your Options at any time until the extended Expiration Date of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new completed, signed and dated Letter of Transmittal, together with any other document required by that Letter of Transmittal, to Brightpoint, while you still have the right to participate in the Offer. Your Options will not be properly tendered for purposes of the Offer unless the withdrawn Options are properly re-tendered before the Expiration Date by delivery of the new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal.

         IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW LETTER OF TRANSMITTAL INSTEAD OF THIS NOTICE OF WITHDRAWAL. As noted in the Offer to Exchange, you may select individual Options to be tendered for exchange. You do not have to tender all your Options but for each individual Option you do choose to tender, you must tender all other outstanding Options of the same class (determined by exercise price and expiration date) that meet the criteria for tendering as set forth in the Offer to Exchange. You may change your mind about which individual Options you would like to tender for exchange. To change your election regarding particular individual Options you previously


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tendered while continuing to elect to participate in the Offer, you must deliver a completed, signed and dated new Letter of Transmittal, together with any documents required by the Letter of Transmittal, on or prior to the Expiration Date or, if the Offer is extended, on or prior to the extended Expiration Date of the Offer. Upon receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Letter of Transmittal.

         By signing this Notice of Withdrawal, you waive any right to receive any notice from Brightpoint of the withdrawal of the tender of your Options.

2.       Signatures on This Notice of Withdrawal.

         Your signature on this Notice of Withdrawal must correspond with the name and signature on your Letter of Transmittal without alteration, enlargement or any change whatsoever. If your name has been legally changed since your submission of the Letter of Transmittal, please submit proof of the legal name change.

3.       Other Information on This Notice of Withdrawal.

         In addition to signing this Notice of Withdrawal and printing your name, you must indicate the date and time at which you signed. You must also include your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.       Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal may be directed in writing to Phillip A. Bounsall, Executive Vice President, Chief Financial Officer and Treasurer of Brightpoint at 6402 Corporate Drive, Indianapolis, Indiana 46278, or by telephone at (317) 297-6100. Copies will be furnished promptly at Brightpoint's expense.

5.       Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice of Withdrawal will be determined by Brightpoint in its sole discretion. Brightpoint's determinations shall be final and binding on all parties. Brightpoint reserves the right to reject any or all Notices of Withdrawal that Brightpoint determines not to be in proper form or the acceptance of which may, in the opinion of Brightpoint's counsel, be unlawful. Brightpoint also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and Brightpoint's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a Notice of Withdrawal must be cured within the time as Brightpoint shall determine. Neither Brightpoint nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: IF YOU INTEND TO WITHDRAW ALL OF YOUR PREVIOUSLY TENDERED OPTIONS ELECTED FOR EXCHANGE IN THE OFFER, THIS SIGNED AND COMPLETED NOTICE OF WITHDRAWAL, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY MR. BOUNSALL AT BRIGHTPOINT, ON OR BEFORE THE EXPIRATION DATE.



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6.       Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, the Memorandum from Robert J. Laikin dated August 31, 2001, the Letter of Transmittal and the Agreement to Grant Options before making any decisions regarding participation in, or withdrawal from, the Offer.

7.       Important Tax Information.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. IF YOU LIVE OR WORK OUTSIDE THE UNITED STATES, WE URGE YOU TO CONSULT WITH YOUR OWN TAX AND LEGAL ADVISOR(S) TO DETERMINE THE TAX, LEGAL AND SOCIAL INSURANCE CONSEQUENCES OF THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK.